Exhibit 99.1

BlockchAIn Issues Shareholder Letter Highlighting Recent Progress Following Public Listing

Existing 40 MW Operating Data Center Provides Current Revenue Base as Company Advances Growth Plan

Collaboration with Super Micro and PDM along with Modular Deployment Strategy Strengthen BlockchAIn’s Ability to Deliver AI-Ready Capacity at Speed and Scale

Recent 20 MW and 5 MW Letters of Intent Highlight More Than $500 Million in Expected Initial Contract Value Upon Execution of Definitive Agreements

Company Prepares to Report FY2025 Earnings and File Form 10-K

NEW YORK, NY, March 24, 2026 — BlockchAIn Digital Infrastructure, Inc. (NYSE American: AIB) (“BlockchAIn” or the “Company”), a developer and operator of digital infrastructure focused on artificial intelligence (“AI”) and high-performance computing (“HPC”) workloads, today issued a letter to shareholders from Jerry Tang, Chief Executive Officer.

Dear Shareholders,

With our public listing now complete, our focus is clear: execute against our strategy as a public company and continue building BlockchAIn into a scalable digital infrastructure platform purpose-built for artificial intelligence (“AI”) and high-performance computing (“HPC”) workloads.

Over the past several weeks, we announced a number of developments that underscore where BlockchAIn stands today and where we are headed next. These milestones reflect a company with an existing operating foundation, growing commercial momentum, and a strategy centered on power, infrastructure, and disciplined execution.

Operating Foundation and Public Company Positioning

BlockchAIn enters this next phase with an existing 40 MW operating data center campus in South Carolina that generated approximately $22.9 million in revenue and approximately $5.7 million in net income in 2024. This operating base is important because it shows that BlockchAIn is building from an established foundation as it pursues the broader opportunity in AI and HPC infrastructure.

It is also important to be clear about what BlockchAIn is and what it is not. Our focus is on digital infrastructure, specifically developing and operating hosting capacity for AI, HPC, and other data-intensive workloads. Our model is centered on securing reliable power, deploying infrastructure efficiently, and providing customers with the environment they need to operate compute hardware at scale.

Recent Commercial Progress

We recently announced a non-binding letter of intent for a 5 MW AI infrastructure deployment with an international private equity firm. Upon execution of a definitive agreement, this project is expected to represent more than $100 million in total contract value over the initial 10-year term, with additional upside through renewal periods.

We also announced a second non-binding letter of intent for a 20 MW build-to-suit data center lease with a global cloud infrastructure provider in the Southeastern U.S. Upon execution of definitive documentation, this project is expected to represent more than $400 million in total contract value over the initial 10-year lease term, with further upside if renewal options are exercised.

Taken together, these two LOIs represent 25 MW of prospective AI and HPC capacity and more than $500 million in expected initial contract value if definitive agreements are executed. We believe these opportunities reinforce the model we are building, centered on growing demand for AI-ready infrastructure (subject to execution of definitive agreements), the strategic value of access to power, and the ability to advance revenue-generating deployments through a modular, execution-focused approach. These opportunities are not reflected in current revenue and are subject to execution and customer commitment risks, among other risks.

Infrastructure Strategy and Strategic Collaborations

Beyond these commercial opportunities, we have continued to strengthen the infrastructure foundation that supports our growth strategy.

Our collaboration with Super Micro Computer, Inc., is designed to improve access to high-density AI data center hardware and support a more integrated customer offering. By aligning infrastructure development with access to enterprise-grade compute hardware, we believe we can bring capacity online faster, reduce procurement friction, and better serve AI-focused customers.

We also recently highlighted our modular AI data center strategy and strategic collaboration with Power and Data Management LLC. This relationship enhances access to critical electrical infrastructure, including transformers, switchgear, and other power distribution equipment that are essential to scaling digital infrastructure in today’s constrained supply environment.

Taken together, these initiatives reinforce our development model of pairing access to power, modular deployment, and supply chain readiness to bring digital infrastructure capacity online efficiently.

Looking Ahead

As we move forward as a public company, our priorities are clear: execute on our commercial opportunities, communicate consistently with investors, and build BlockchAIn with discipline. As of the date of this letter, the Company has 37,629,058 shares outstanding, of which approximately 4.4 million are currently freely trading.

In the near term, we are focused on advancing our announced opportunities, working toward definitive agreements where appropriate, and providing investors with additional detail through our upcoming FY2025 earnings results. Following earnings, we also plan to host a virtual webinar to provide a deeper review of the business, recent developments, and our strategic priorities going forward.

We believe BlockchAIn is well positioned to benefit from growing demand for AI infrastructure, particularly at a time when access to power, electrical equipment, and deployment-ready capacity remains constrained. Our objective is to convert these market conditions into a disciplined, repeatable hosting and infrastructure model for AI and HPC workloads that supports long-term shareholder value creation.

We appreciate the continued support of our shareholders as we begin this next chapter as a public company, and I look forward to updating you further in the weeks ahead.

Sincerely,

Jerry Tang

Chief Executive Officer

About BlockchAIn

BlockchAIn is a developer and operator of digital infrastructure focused on AI hosting and high-performance computing workloads. The Company’s platform combines access to reliable, scalable power resources with modular infrastructure deployment designed to accelerate the development of next-generation compute capacity.

For more information, visit https://oneblockchain.ai

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology and include, but are not limited to, statements regarding the anticipated benefits of the recently completed business combination with Signing Day Sports, Inc. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, including without limitation, the ability to integrate the respective businesses into a combined publicly listed company post-merger, obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the parties’ current products and services and planned offerings, competition from existing or new offerings that may emerge, impacts from strategic changes to the parties’ business on net sales, revenues, income from continuing operations, or other results of operations, the parties’ ability to attract new users and customers, the parties’ ability to retain or obtain intellectual property rights, the parties’ ability to adequately support future growth, the parties’ ability to comply with user data privacy laws and other current or anticipated legal requirements, the parties’ ability to attract and retain key personnel to manage their business effectively, and the risk that non-binding letters of intent may not result in definitive documentation. These risks, uncertainties and other factors are described more fully in the section titled “Risk Factors” of the Registration Statement and in the Proxy Statement/Prospectus (as defined below) that was publicly filed with the SEC relating to the recently completed business combination with Signing Day Sports, Inc. These risks, uncertainties and other factors are, in some cases, beyond the parties’ control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if these underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. All subsequent written and oral forward-looking statements concerning BlockchAIn, or any of their affiliates, or other matters and attributable to BlockchAIn, any of their affiliates, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Additional Information and Where to Find It

We file periodic reports on Forms 10-K, 10-Q, 8-K, and other filings with the SEC, which may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by BlockchAIn by directing a written request to: Blockchain Digital Infrastructure, Inc., 1540 Broadway, Ste 1010, New York, NY 10036.

Investor Relations

Chris Tyson
Executive Vice President
MZ Group - MZ North America
Phone: (949) 491-8235
AIB@mzgroup.us

www.mzgroup.us

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